Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the use in the Prospectus, constituting a part of this Amendment No. 1 to Registration Statement file number 333-192605, of our report dated October 15, 2013 (November 12, 2013 as to the fourth paragraph of Note 11), relating to financial statements of Inogen, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Macias Gini & O’Connell LLP

Los Angeles, California

December 23, 2013